Exhibit (a)(5)(III)

E.ON Development of the European Energy Market November 2006

E.ON European Union energy policy focuses on the triangle of price/competition, environment and security of supply Political key drivers Price/Competition Environment Security of Supply Trends in political discussion Importance of individual driver fluctuates depending on actual developments Price/competition goals driven by high energy prices Environmental goals driven by climate change Security of supply goals driven by high import dependence Source: E.ON

E.ON The European Union has the vision of integrated and competitive European power and gas markets Generation/Wholesale Liquid markets with many market participants Converging wholesale prices Gas import/Wholesale Liquid markets with many market participants Converging wholesale prices Policy & Regulation EU-wide energy, environmental and security of supply policy EU-wide rules & standards High customer churn Converged, wholesale oriented pricing Pan European players and new entrants Retail Power/Gas Effective unbundling Regulated business: effective capacity allocation, non- discriminatory access EU-wide interconnection Infrastructure Source: E.ON, European Commission - Sector Inquiry 2005

E.ON Liberalisation within member states has made strong progress - focus now on market integration Transition to Single Market NOR SWE FIN EST LAT BRS RUS UKR IRE UK DK NL BEL GER POL LUX CZ SK FRA AU CH HUN ITA SLO ROM ESP POR BUL GRE TUR National Markets Regional Markets EU vision Report from the EU commission to the EU council and European parliament on the progress of creating the internal gas and electricity market 15 November 2005 ‘opportunity to the create largest integrated competitive electricity and gas market in the world’ ‘development of regional markets as intermediate step before ultimate integration at EU level’ The EU published a medium term strategy paper in 2004, which proposes the creation of seven regional power markets by 2010: initially, individual regional markets will create shared trading hubs and harmonize trading rules and infrastructure access; as a second step, regional markets will be integrated into a larger European market Source: E.ON, European Commission - Sector Inquiry 2005

E.ON Through new inter-connections and more cross border activities electricity markets will become more connected Developing electricity markets Priority Axes for transmission extension Nordic market GB/IRL market Baltic market Eastern Europe Market Western Europe Market SE Europe Market Italian market zone Iberian market Mibel. Objective is to increase the integration of national energy markets to improve security of supply, through: increasing inter-connector capacity (10% of generation as target for all markets); open third-party access to inter-connectors; and increasing harmonisation of trading rules, to facilitate use of inter-connectors. Source: E.ON

E.ON Commodity markets already influence each other and will become more and more converged European gas market Regional electricity markets Convergence of European energy markets and prices Global coal, oil, and LNG markets European CO2 market Source: E.ON

E.ON An integrated European energy market will have major long-term benefits for European consumers European energy market Integrated, competitive European power and gas market Harmonized European rules European gas market Emerging electricity markets Convergence of European energy markets and prices Global coal, oil, and LNG markets European CO2 market Benefits for consumers In a liberalised single European energy market E.ON can grow to form a major European player which can: compete within a much larger European market; act as a counterbalance to the major upstream producers from in-and outside of Europe; and bring new competitive skills to the Spanish energy retail market. Source: E.ON

E.ON Investing in European gas supply and infrastructure is a key for securing long-term supply Western European gas supply 478 7% 11% 24% 15% 6% 9% 28% 2005 10% 525 - 560 22% 13% 9% 22% 14% 4% 8% 21% 2010 20% 560 - 605 10% 12% 11% 8% 21% 19% 5% 19% 2015 20% 590 - 640 23% 11% 10% 7% 20% 10%17% 2020 22% LNG-share (in imports) Supply gap Advanced projects Other non-EU imports Algeria Russia Norway Other internal EU trade Netherlands Indigenous production for domestic use Benefits for consumers Access to global natural resources will be the key factor in ensuring reliable energy supply for Spain in the future. Only strong European energy companies can act as a counterbalance to upstream producers. E.ON and Endesa would create the leading company with the largest customer base to allow: joint sourcing of energy resources; ability to finance necessary investment for new Spanish energy infrastructure; further diversification of supply sources. Source: E.ON

E.ON LNG supply infrastructure will need significant investment over the coming years Milford Haven Isle of Grain Zeebrügge Montoir El Ferrol La Spezia Rovigo Fos-sur-Mer Bilbao Marmara Barcelona Ereglisi Sines Sagunto Huelva Cartagena Brindisi Revithoussa Aliaga von Trinidad Arzew Skikda Marsa el Brega LNG Supplies to Europe Deliveries 2005 Additional deliveries 2010 Source: E.ON

E.ON The combination of E.ON and Endesa creates the world’s leading power and gas company Global scale Europe1 327 TWh power generation 515 TWh power sales 931 TWh gas sales 41 million customers2 The Americas1 94 TWh power generation 93 TWh power sales 13 million customers Diversified earnings3 UK 9% Iberia 20% Nordic 7% Italy / France 5% European Gas 12% EBITDA Central Europe 32% Latin America 11% US 4% Diversified generation4 Nuclear 25% Hydro 16% TWh Coal 40% Gas/ Oil 17% Other 1% 1 2005 figures 2 Majority controlled customers 3 Adjusted EBITDA for E.ON; EBITDA for Endesa 4 Generation mix (TWh) as of 2004 Sources: Endesa presentations and reports; E.ON

E.ON A combination of E.ON and Endesa will benefit all stakeholders in Spain Endesa Employees Will benefit from being part of the leading global power and gas group Retain existing business integrity and high degree of independence Important contribution to make to new entity Spanish market Improves competitive position of leading Spanish player Facilitates greater interconnection Experienced in regulatory design/operations from multiple geographies Spanish consumers Well-resourced/ experienced competitor Activity for combined gas/power fuel offering Increased competition Improved security of supply by leveraging customer base vis-à-vis upstream companies An important competitor and contributor to the further development of the Spanish market Source: E.ON

This document does not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval. Endesa investors and security holders are urged to read the Spanish prospectus from E.ON regarding the Spanish tender offer for Endesa because it contains important information. Furthermore, Endesa investors and security holders should read the U.S. tender offer statement from E.ON regarding the proposed U.S. tender offer for Endesa, when it becomes available, because it will contain important information. The Spanish prospectus and certain complementary documentation were authorised in Spain by the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”). Likewise, a U.S. tender offer statement will be filed in the United States with the U.S. Securities and Exchange Commission (the “SEC”). Investors and security holders may obtain a free copy of the Spanish prospectus and its complementary documentation from E.ON, Endesa, the four Spanish Stock Exchanges, Santander Investment Bolsa SV SA, Santander Investment SA, Corredores de Bolsa, and elsewhere. The Spanish prospectus is also available on the websites of the CNMV (www.cnmv.es), E.ON (www.eon.com), and elsewhere. Likewise, investors and security holders may obtain a free copy of the U.S. tender offer statement, when it is available, and other documents filed by E.ON with the SEC on the SEC’s web site at www.sec.gov. The U.S. tender offer statement and these other documents may also be obtained for free from E.ON, when they become available, by directing a request to E.ON AG, External Communications, Tel.: 0211- 45 79 - 4 53. This document may contain forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of E.ON and Endesa and the estimates given here. These factors include the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully Endesa within the E.ON Group or to realize synergies from such integration; costs related to the acquisition of Endesa; the economic environment of the industries in which E.ON and Endesa operate; and other risk factors discussed in E.ON’s public reports filed with the Frankfurt Stock Exchange and with the SEC (including E.ON’s Annual Report on Form 20-F) and in Endesa’s public reports filed with the CNMV and with the SEC (including Endesa’s Annual Report on Form 20-F). E.ON assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.